EXHIBIT 23.1

HANSEN, BARNETT & MAXWELL	Member of AICPA Division of Firms Member of SECPS
A Professional Corporation CERTIFIED PUBLIC ACCOUNTANTS 5 Triad Center, Suite 750 Salt Lake City, UT 84180-1128 Phone: (801) 532-2200 Fax: (801) 532-7944 www.hbmcpas.com

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To the Board of Directors
MagnaData, Inc.

As independent certified public accountants, we hereby consent to the use of our report dated September 16, 2003 with respect to the August 31, 2003 financial statements of MagnaData, Inc. in the Registration Statement on Form SB-2 relating to the registration of 30,000,000 shares of common stock. We also consent to the use of our name and the reference to us in the Experts section of the Registration Statement.

                                                                                   /s/ Hansen, Barnett & Maxwell

                                                                                    HANSEN, BARNETT & MAXWELL

Salt Lake City, Utah
December 29, 2003